EXHIBIT 4.1

                                  AMENDMENT TO
             CLASS 2005-A, -B AND -C COMMON STOCK PURCHASE WARRANTS

         AMENDMENT, dated as of February 21, 2006 (this "Amendment"), to Class 2005-A, -B and -C Common Stock Purchase Warrants, by and between RIM SEMICONDUCTOR COMPANY (formerly known as New Visual Corporation), a Utah corporation (the "Company"), and each of the persons named on the Warrant Holders Signature Page hereto who or which executes signs such attached Schedule (each, a "Warrant Holder").

         WHEREAS, as of May 26, 2005, the Company issued to each Warrant Holder the Class 2005-A, Class 2005-B and/or Class 2005-C Common Stock Purchase Warrants (each, a "Warrant") for the purchase of up to the shares of the Common Stock, $.001 par value per share, of the Company (the "Common Stock") specified opposite such Warrant Holder's name on the attached Schedule;

         WHEREAS, the Company and the Warrant Holder desire to temporarily reduce the exercise price of each of the Warrants to $0.05 per share;

         NOW, THEREFORE, in consideration of the mutual covenants contained in this Amendment, for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

         All capitalized terms used on this Amendment and not defined herein shall have the meaning give such term the relevant Warrant.

         The Warrant of each Warrant Holder who or which executes this Amendment is hereby amended so that such Warrant Holder may exercise all or any portion of each of its unexercised Warrants for a cash exercise price of $0.05 per share of Common Stock from the date of this Amendment until midnight, New York City time on March 10, 2006 (the "New Price Exercise Period"); provided that (1) such Warrant Holder may exercise all or any portion of the remaining Warrant at a per share price of $0.05 at any time during the New Price Exercise Period, free of cashless exercise rights, if any, (2) the number of shares of Common Stock subject to the Warrant shall not be adjusted as a result of the temporary reduction in exercise price set forth in this Agreement, and (3) the provisions of this Amendment reducing the Exercise Price of the Warrants shall expire and be of no further force or effect at the end of the New Price Exercise Period and the exercise terms of the Warrant existing prior to the date of this Amendment shall be effective from and after such date. Any shares of Common Stock issued with any exercise of a Warrant, whether during the New Price Exercise Period (on the terms contemplated hereby) or thereafter (on the original terms provided in such Warrant) shall be restricted Common Stock (as contemplated by Section 4(a) of the Securities Purchase Agreement referred to in the Warrant), but shall have the registration rights provided below. Except as expressly provided in this Amendment, the terms and conditions of the Warrant and any related Registration Rights Agreement shall be unchanged and shall remain in full force and effect, subject to the terms hereof.

         Notwithstanding anything herein or in the Transaction Agreements to the contrary, each Warrant Holder who or which executes this Amendment hereby waives any claims arising out of or relating to the failure, if any, to have available registered Warrant Shares to the New Required Effective Date (as defined below). The terms of the Registration Rights Agreement shall apply to the Warrant Shares as if the New Required Filing Date (as defined below) were the Required Filing Date referred to in the Registration Rights Agreement and the New Required Effective Date were the Initial Required Effective Date referred to therein. The Registration Statement covering such shares may include any other shares of the Company or any other selling stockholder. All other terms and conditions of the Registration Rights Agreement shall remain in full force and effect and apply to the Warrant Shares and to any other Registrable Securities.

         The Company shall include the shares of Common Stock purchased by the Warrant Holder through the exercise of each Warrant (whether or not pursuant to the terms of this Amendment) in a registration statement filed by the Company with the Securities and Exchange Commission ("SEC") no later than the New Required Filing Date. The Company will use its best efforts to have the relevant registration statement declared effective by the New Required Effective Date. The terms "New Required Filing Date" means the earlier of the date the Company files its next registration statement with the SEC (other than on Form S-8 or Form S-4) for the sale of shares by the Company or other selling stockholders or May 1, 2006. The "New Required Effective Date" is the date which is the later of one hundred twenty (120) days from the expiration of the New Price Exercise Period or sixty (60) days after the filing of such registration statement; provided, however, that in no event shall such date be later than the Initial Required Effective Date contemplated by the terms of any New Transaction consummated after the date hereof, where the shares of Common Stock issued or issuable to the New Investors in such transaction are included in such registration statement.

         This Amendment shall be effective with respect to each Warrant Holder who or which executes this Amendment, without regard to whether it is executed by any other Warrant Holder.

         This Amendment may be signed in one or more counterparts, each of which shall be deemed an original.

         IN WITNESS WHEREOF, the parties hereto have caused their Amendment to be duly executed by their respective authorized officers as of the date first above written.

COMPANY:
RIM SEMICONDUCTOR COMPANY

By: /s/ Brad Ketch
    --------------------------------
    Brad Ketch, President


WARRANT HOLDERS
[See attached Signature Page for Warrant Holders]

--------------------------------------------------------------------------------
Alpha Capital AG                             Notzer Chesed

By:                                          By:
Name and Title:                              Name-and Title:
--------------------------------------------------------------------------------

Yokim Asset Management Corp.                 Truk Opportunity Fund, LLC

By:                                          By:
Name and Title:                              Name-and Title:
--------------------------------------------------------------------------------

Puritan LLC                                  First Mirage, Inc.

By:                                          By:
Name and Title:                              Name-and Title:
--------------------------------------------------------------------------------

Whalehaven Capital Fund Limited              Generation Capital Associates

By:                                          By:
Name and Title:                              Name-and Title:
--------------------------------------------------------------------------------

Clearview International Investment Ltd       JM Investors LLC

By:                                          By:
Name and Title:                              Name-and Title:
--------------------------------------------------------------------------------

Double U Master Fund, L.P.                   Professional Traders Fund, LLC

By:                                          By:
Name and Title:                              Name-and Title:
--------------------------------------------------------------------------------

Gross Foundation, Inc.                       Republic Aggressive Growth

By:                                          By:
Name and Title:                              Name-and Title:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Barucha Pension LLC                          Quines Financial S.A.

By:                                          By:
Name and Title:                              Name-and Title:
--------------------------------------------------------------------------------

CMS Capital                                  Alexander Hasenfeld, Inc. Profit
                                             Sharing & Retirement Plan

By:                                          By:
Name and Title:                              Name-and Title:
--------------------------------------------------------------------------------

Bessie Weiss Family Partnership              HSI Partnership

By:                                          By:
Name and Title:                              Name-and Title:
--------------------------------------------------------------------------------

Harborview Master Fund LP

By:                                          By:
Name and Title:                              Name-and Title:
--------------------------------------------------------------------------------

Nite Capital LP                              Truk International Fund, LP

By:                                          By:
Name and Title:                              Name-and Title:
--------------------------------------------------------------------------------

Cong. Sharei Chaim                           Advisor Associates, Inc.

By:                                          By:
Name and Title:                              Name-and Title:
--------------------------------------------------------------------------------


-----------------------
Ronald Kimelman
--------------------------------------------------------------------------------


                                                                                 Page 1 of 2

                                    SCHEDULE

Warrant Holder's Name                            Class 2005-A   Class 2005-B    Class 2005-C

--------------------------------------------------------------------------------------------
 Alpha Capital AG                                   2,262,443      1,131,222
 Yokim Asset Management Corp.                       1,616,031        808,016
 Puritan LLC                                        1,616,031        808,016
 Whalehaven Capital Fund Limited                    1,616,031        808,016
 Clearview International Investment Ltd             1,616,031        808,016
 Double U Master Fund, L.P.                         1,454,428        727,214
 Gross Foundation, Inc.                             1,292,825        646,413
 Notzer Chesed                                        969,619        484,810
 Truk Opportunity Fund, LLC                           911,441        455,721
 First Mirage, Inc.                                   808,016        404,008
 Generation Capital Associates                        808,016        404,008
 JM Investors LLC                                     646,412        323,206
 Professional Traders Fund, LLC                       646,412        323,206
 Republic Aggressive Growth                           646,412        323,206
 Barucha Pension LLC                                  646,412        323,206
 CMS Capital                                          646,412        323,206
 Bessie Weiss Family Partnership                      646,412        323,206
 Harborview Master Fund LP                            646,412        323,206
 Nite Capital LP                                      646,412        323,206
 Cong. Sharei Chaim                                   646,412        323,206
 Ronald Kimelman                                      484,809        242,405
 Quines Financial S.A.                                323,206        161,603
  Alexander Hasenfeld, Inc. Profit Sharing            323,206        161,603
 & Retirement Plan








                                                                                Page 2 of 2

                                    SCHEDULE

Warrant Holder's Name                            Class 2005-A   Class 2005-B    Class 2005-C

--------------------------------------------------------------------------------------------
  HSI Partnership                                     323,206        161,603
  David Klugmann                                      323,206        161,603
  Truk International Fund, LP                          58,177         29,089
  Advisor Associates, Inc.                          2,262,443      1,131,222        2,262,443

